Exhibit 4.3

BUSINESS COMBINATION AGREEMENT – SECOND AMENDMENT

THIS SECOND AMENDMENT is made effective as of the 24th day of September, 2020,

AMONG:

LINCOLN ACQUISITIONS CORP., a corporation incorporated under the laws of the Province of British Columbia (the “Acquiror”);

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BYND – BEYOND SOLUTIONS LTD., a corporation incorporated under the laws of Israel (“BYND”);

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1232986 B.C. LTD., a corporation incorporated under the laws of British Columbia (“Fundingco”);

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each of the BYND Shareholders described in the BCA (as hereinafter defined);

WHEREAS:

A. Each of the parties hereto is a party to a business combination agreement dated the 16th day of December, 2019 (the “Original BCA”);

B. The parties to the Original BCA amended certain terms and conditions by a entering into a first amendment to the Original BCA dated May 28, 2020 (the “First Amendment” and together with the Original BCA, collectively referred to herein as the “BCA”);

C. Each of the parties to the BCA wish to further amend certain terms an conditions of the BCA, as hereinafter provided (the “Second Amendment”);

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree each with the other as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the BCA.

2.	The defined term in Section 1.1(y) of the BCA is hereby deleted and replaced with the following:

“(y)	“Closing Date” means the latter of: (A) October 15, 2020, or (B) the day which is ninety (90) days from the date the condition described in Section 7.2(a.1) is satisfied, or (iii) such other date upon which Acquiror, BYND, Fundingco and the BYND Shareholders mutually agree, acting reasonably;”

3.	Section 1.1 of the BCA is hereby amended by inserting a new defined term immediately following the defined term in subparagraph (aaa), as follows:

“(aaa.1)	“Preliminary NOP Delivery Deadline” means October 25, 2020;”

4.	The phrase “as soon as practicable after the Effective Date,” in the first line of the covenant made by the Acquiror in Section 5.1(d) of the BCA, is hereby amended to read:

“as soon as practicable after receipt of the materials referred to in Section 5.2(c) hereof from BYND and Fundingco, ….”

5.	The covenants given by BYND, Fundingco and the BYND Shareholders described in Section 5.2 of the BCA are hereby amended by deleting the covenant set forth in subparagraph (c), and replacing it with the following:

	“(c)	prepare the preliminary NOP, together with any other documents as may be required by Applicable Law in connection therewith as to permit the Acquiror to file the preliminary NOP with the British Columbia Securities Commission, and to deliver same to the Acquiror for filing, as promptly as reasonably practicable following the date hereof;”

6.	The covenants given by BYND, Fundingco and the BYND Shareholders in Section 5.2 of the BCA are hereby further amended by inserting a new covenant immediately following the covenant in subparagraph (c), as follows:

	“(c.1)	prepare the final NOP, together with any other documents required by Applicable Law in connection therewith as promptly as reasonably practicable following date on which the preliminary NOP is filed with the British Columbia Securities Commission;”

7.	The conditions precedent in favor of the Acquiror in Section 7.2 of the BCA are hereby amended by inserting a new condition immediately following the condition in subparagraph (a), as follows:

	“(a.1)	BYND and Fundingco shall have fulfilled the covenants set forth in Section 5.2(c), on or before the Preliminary NOP Delivery Deadline;”

8.	All of the remaining terms of the BCA otherwise remain in effect and are not altered by this Second Amendment.

9.	Notwithstanding the foregoing, this Second Amendment is conditional upon the receipt by Owen Bird Law Corporation for the Acquiror, on or before September 30, 2020, of an additional contribution towards the Acquiror’s expenses of C$5,000. This condition is for the benefit of the Acquiror and may be waived by it, in writing.

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IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the Effective Date.

LINCOLN ACQUISITIONS CORP.		BYND – BEYOND SOLUTIONS LTD.

per:	“Jerrold Bradley”	per:	“Moti Maram”
	Jerrold Bradley, President		Moti Maram, President

1232986 B.C. LTD.

per:	“Yftah Ben Yaackov”	“Moti Maram”
	Yftah Ben Yaackov, ASO	Moti Maram on his own behalf and in his capacity as attorney-in fact on behalf of the BYND Shareholders

Signature Page to Second Amendment to the BCA